UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	000-53705	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 FM 2673 Canyon Lake, Texas 78133
(Address of principal executive offices) (Zip Code)

(830) 964-3838
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(bb)

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 14, 2009, COPsync, Inc. (the “Company”) completed a private placement of its equity securities in which the Company received approximately $1.5 million in gross proceeds and commitments.  The private placement was completed pursuant to a Securities Purchase Agreement, dated October 14, 2009 (the “Purchase Agreement”), by and among the Company and the purchasers named on the signature pages thereto (the “Investors”).  Under the terms of the Purchase Agreement, the Company agreed to sell to the Investors (i) an aggregate of 375,000 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.0001 (“Series B Stock”), which Series B Stock is convertible in an aggregate of 15,000,000 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), or 40 shares of Common Stock per share of Series B Stock, and (ii) warrants to purchase an aggregate of 3,000,000 shares of Common Stock (the “Warrants”).  The Series B Stock and the Warrants were sold as a unit, with each Investor receiving eight Warrants to purchase one share of Common Stock for every shares of Series B Stock purchased by such Investor.  The purchase price for each unit was $4.00 per share of Series B Stock purchased.  The Company has received $1,450,000 in gross proceeds from the sale of the Series B Stock and Warrants as of the date of this report.  With the Company’s agreement, one of the Investors invested $50,000 out of his $100,000 commitment on October 14, 2009, with the remaining $50,000 to be invested no later than December 31, 2009.  That Investor has received 12,500 shares of Series B Stock, with the remaining 12,500 shares to be issued upon the investment of the remaining $50,000.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for private placements of preferred stock.  The Purchase Agreement is filed herewith as Exhibit 10.1, and the description of the Purchase Agreement contained herein is qualified by reference to the terms of the Purchase Agreement.

The Warrants have an exercise price of $0.20 per share of Common Stock, and expire on October 14, 2011, the date two years after the issuance of the Warrants.  The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment (under formulae set forth in the Warrants) upon the occurrence of certain events, including, but not limited to: (i) stock dividends, stock splits or reverse stock splits; (ii) the payment of dividends on the Common Stock payable in shares of Common Stock or securities convertible into Common Stock; (iii) a recapitalization, reorganization or reclassification involving the Common Stock, or a consolidation or merger of the Company; or (iv) a liquidation or dissolution of the Company.  The form of Warrant is filed herewith as Exhibit 10.2, and the description of the Warrants contained herein is qualified by reference to the terms of the form of Warrant.

In connection with the Purchase Agreement, the Company and the Investors entered into an Investors’ Rights Agreement, dated October 14, 2009, (the “Rights Agreement”).  Pursuant to the Rights Agreement, the Company agreed to use its best efforts to effect one registration with the SEC of the resale of shares of Common Stock issuable upon conversion of the Series B Stock and upon the exercise of the Warrants, upon the request of the holders of a majority of those shares after the second anniversary of the date of the Rights Agreement.  The Rights Agreement also provides for the Investors to have “piggyback” registration rights to include their shares in future registrations with the SEC by the Company of the issuance or sale of its securities.  An Investor’s right to request a registration or inclusion in a registration terminates on the date that such Investor may immediately sell all of the shares of Common Stock issuable upon conversion of the Series B Stock and upon exercise of the Warrants under Rule 144 or Rule 145 promulgated under the Securities Act.  The Rights Agreement also grants to the Investors a right of first refusal to purchase all, but not less than all, of certain new securities the Company may, from time to time, propose to sell after the date of the Rights Agreement.  The Rights Agreement contains certain covenants relating to the Company’s Board of Directors and requiring the Company to retain patent counsel.

The Rights Agreement contains other covenants and indemnification provisions that are typical for similar rights agreements entered into in connection with similar private placements.  The Rights Agreement is filed herewith as Exhibit 10.3, and the description of the Rights Agreement contained herein is qualified by reference to the terms of the Rights Agreement.

Immediately after the execution of the Purchase Agreement, the Company also executed an Executive Employment Agreement with Randy Comer, the Company’s Vice President of Sales and Marketing (the Comer Employment Agreement”), under which the Company agreed to employ Mr. Comer as its Vice President of Sales and Marketing with a base annual salary of $220,000, which may not be reduced without Mr. Comer’s consent.  Mr. Comer is also eligible for discretionary bonuses and other incentives, including stock incentives, as determined by the Company’s board of directors.  The Comer Employment Agreement has a term through October 12, 2014, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary.  Under the terms of the Comer Employment Agreement, the Company is obligated to issue to Mr. Comer the following shares of Common Stock under the COPsync, Inc. 2009 Employee Long-Term Incentive Plan: (i) 521,270 fully vested shares of restricted stock for past services; (ii) $70,000 per year in fully vested shares of restricted stock, in lieu of cash payments of salary, accruing monthly based upon the average trading price of the Common Stock during such month, payable on the earlier to occur of (A) September 15, 2010, or (B) the date on which the Company has reported net income, in accordance with generally accepted accounting principles, for two (2) consecutive quarters, as reported in its quarterly reports on Form 10-Q (or annual report on Form 10-K, if applicable) filed with the SEC; and (iii) 750,000 shares of unvested restricted stock, which shares will vest in twenty (20) equal quarterly installments of 37,500 shares each, beginning January 12, 2010.  The Comer Employment Agreement is filed herewith as Exhibit 10.4, and the description of the Comer Employment Agreement contained herein is qualified by reference to the terms of the Comer Employment Agreement.

Section 3— Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the issuance to the Investors by the Company of 375,000 shares of Series B Stock, which are convertible into 15,000,000 shares of Common Stock, and Warrants to purchase an aggregate of 3,000,000 shares of Common Stock, which disclosure is incorporated herein by this reference.

The Series B Stock and Warrants, and the shares of Common Stock issuable thereunder, were offered and sold to ten private individuals, or entities affiliated with such individuals, that the Company reasonably believes are “accredited investors,” as such term is defined in Rule 501 under the Securities Act.  The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.  No general solicitation or general advertising was used in connection with the offering of the Series B Stock and Warrants.  The Company disclosed to the Investors that the Series B Stock, the Warrants and the underlying Common Stock could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the Series B Stock and Warrants included, and the certificates representing the Common Stock to be issued upon conversion of the Series B Stock or exercise of the Warrants will include, a legend to that effect.

Section 5— Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2009, the Board of Directors of the Company appointed Joel Hochberg as a director of the Company.  Under the terms of the Series B Stock, the holders of the Series B Stock, voting as a separate class, have the right to elect one member of the Company’s Board of Directors (the “Series B Director”).  Under the Purchase Agreement, the Company’s Board of Directors was to include an individual designated by the Investors purchasing a majority of the Series B Stock at closing.  Mr. Hochberg was the designee by the Investors to be the initial Series B Director.

Since December 2006, Mr. Hochberg has been self-employed, managed his personal investments and acted as a consultant and advisor to various businesses.  During all of 2005, and through December 2006, Mr. Hochberg served as a consultant to Microsoft Corporation.

On October 14, 2009, Veronica W, LLC, a limited liability company affiliated with Mr. Hochberg, executed the Purchase Agreement as an Investor.  Pursuant to the Purchase Agreement, that entity invested $475,000 in 118,750 shares of Series B Stock and Warrants to purchase 950,000 shares of Common Stock.

Also on October 14, 2009, pursuant to the Purchase Agreement, the Company entered into an Indemnification Agreement with Mr. Hochberg and each of the other directors and executive officers of the Company. The form of Indemnification Agreement is filed herewith as Exhibit 10.5, and the description of the Indemnification Agreements contained herein is qualified by reference to the terms of the form of Indemnification Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s Amended and Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”), provides that all or any remaining shares of the Company’s preferred stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Company, within the limitations and restrictions stated in Article IV of the Certificate of Incorporation, to fix, in one or more series, for each such series such designations, powers, preferences and rights and such qualifications, limitations or restrictions thereof, as may be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series within the limitations set forth in the Delaware General Corporation Law.  Upon the filing of any such preferred stock designation, the Amended and Restated Certificate of Incorporation is deemed to be amended to reflect the designations, powers, preferences and rights of such series.

On October 14, 2009, in connection with the issuance to the Investors by the Company of 375,000 shares of Series B Stock, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Series B Convertible Preferred Stock (the “Certificate of Designations”), establishing the Series B Preferred, with the designations, powers, preferences and rights and the qualifications, limitations or restrictions thereof, as stated and expressed in the Certificate of Designations.

The Certificate of Designations provides that the Series B Stock (i) will accrue dividends at a rate of 7.0%, payable in preference to the Common Stock or any other capital stock of the Company, (ii) will have a preference in liquidation, or deemed liquidation, to receive the initial investment in the Series B Stock, plus accrued and unpaid dividends, (iii) is convertible into 40 shares of Common Stock, subject to adjustments for issuances, or deemed issuances, by the Company of Common Stock at less than $0.10 per share, or for subdivisions or combinations of Common Stock, and (iv) has the right to elect the Series B Director.  The Certificate of Designations is filed herewith as Exhibit 10.6, and the description of the Certificate of Designations contained herein is qualified by reference to the terms of the Certificate of Designations.

Section 8— Other Events

Item 8.01 Other Events

The consolidated financial statements of the Company for the fiscal year ended December 31, 2008 were prepared assuming that the Company would continue as a going concern.  As detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 15, 2009 (the “Form 10-K”), the Company had not established revenues significant enough to cover its operating expenses, had a working capital deficit and was dependent on financing to continue operations.  As a result, the Report of Independent Public Accounting Firm included in the Form 10-K included a paragraph with respect to the Company’s ability to continue as a going concern.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the issuance to the Investors by the Company of 375,000 shares of Series B Stock and Warrants to purchase an aggregate of 3,000,000 shares of Common Stock for approximately $1.5 million in gross proceeds, which disclosure is incorporated herein by this reference.

As a result of the transaction described above, the Company’s independent accountant has updated its report relating to the Company’s financial statements for the fiscal year ended December 31, 2008 to remove the explanatory paragraph with respect to the Company’s ability to continue as a going concern.  The press release announcing the receipt of this updated report is filed herewith as Exhibit 99.1 and incorporated by reference herein.  This report is being filed for the purpose of amending Note 3 and Note 11 to the Company’s financial statements for the fiscal year ended December 31, 2008 and to file an updated Report of Independent Registered Public Accounting Firm without an explanatory paragraph with respect to the Company’s ability to continue as a going concern.  A copy of the updated Report of Independent Registered Public Accounting Firm and audited financial statements for the fiscal year ended December 31, 2008 is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of October 14, 2009, by and among the Company and the Investors (excluding Exhibits).
10.2	Form of Warrant, dated as of October 14, 2009, issued by the Company to the Investors.
10.3	Investors’ Rights Agreement, dated as of October 14, 2009, by and among the Company and the Investors (excluding Exhibits).
10.4	Executive Employment Agreement with Randy Comer, Dated October 14, 2009.
10.5	Form of Indemnification Agreement, dated as of October 14, 2009, by and between the Company and its officers and directors.
10.6	Certificate of Designations of Series B Convertible Preferred Stock.
99.1	Press Release, dated October 20, 2009.
99.2	Consolidated Financial Statements of COPsync, Inc. as of December 31, 2008 and December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPsync, Inc.

Dated: October 20, 2009	By:	/s/ Russell D. Chaney
Name: Russell D. Chaney
Title: Chief Executive Officer